[CONFORMED COPY]

                             VIACOM INC.
                            1515 Broadway
                          New York, New York

                                                    October 4, 1993

  NYNEX Corporation
  335 Madison Avenue
  New York, New York 10017

  Dear Sirs:

       1. Subject to the terms and conditions set forth herein, NYNEX Corporation, a Delaware corporation (the "Purchaser"),
                                                  ---------
  hereby subscribes for, and agrees to purchase, and Viacom Inc., a Delaware corporation (the "Company") agrees to issue and sell,
                             -------
  24,000,000 shares of a new series of convertible preferred stock of the Company designated Series B Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"), for an
                                  ---------------
  aggregate purchase price of $1,200,000,000, representing a purchase price of $50.00 per share. The terms of the Preferred Stock are set forth in the form of Certificate of Designation attached as Annex I hereto (the "Certificate of Designation"),
                                   --------------------------
  which terms are subject to amendment in accordance with the provisions hereof.

       2.   (a)  The closing (the "Closing") of the purchase
                                   -------
  provided for in paragraph 1 shall take place five Business Days after satisfaction of the conditions specified in paragraph 5 at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York. The date and time of the Closing are referred to herein as the "Closing Date". The Company and the Purchaser
                 ------------
  currently anticipate that the Closing Date shall be on or about November 30, 1993.

            (b) At the Closing, the Purchaser shall deliver to the Company $1,200,000,000 in cash by wire transfer in immediately available funds to an account of the Company designated by the Company, by notice to the Purchaser prior to the Closing Date, and the Company shall deliver to the Purchaser a certificate representing the shares of Preferred Stock, registered in the name of the Purchaser.

       3. (a) The Purchaser represents and warrants to the Company that: (i) the execution and delivery of this Agreement by the Purchaser and the performance of its obligations hereunder have been duly and validly authorized by all necessary corporate action on the part of the Purchaser;
  (ii) this Agreement had been duly and validly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery by the Company and subject to compliance with the MFJ (as defined in paragraph 24 hereof), constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity at law); (iii) the execution, delivery and performance of this Agreement by the Purchaser and the purchase of Preferred Stock by the Purchaser do not conflict with or violate or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under the Certificate of Incorporation or By-Laws or equivalent organizational documents of the Purchaser; (iv) the execution, delivery and, subject to compliance with the MFJ, performance of this Agreement by the Purchaser do not, and the consummation of the transactions contemplated hereby by the Purchaser will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental authority with respect to the Purchaser, except under the 1934 Act; (v) the Purchaser is acquiring the Preferred Stock and the Common Stock of the Company issuable upon conversion of the Preferred Stock for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof; and (vi) the Purchaser is an "accredited investor" within the meaning of Rule 501 under the 1933 Act.

       (b) Except as set forth in this paragraph 3, the Purchaser makes no other representation, express or implied, to the Company.

       4.   (a) The Company represents and warrants to the
  Purchaser that (i) each of the Company and each Subsidiary (as defined below) is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below);
  (ii) the execution and delivery of this Agreement by the Company and the issuance of the Preferred Stock in accordance with the terms of this Agreement and the Certificate of Designation have been duly and validly authorized by all necessary corporate action on the part of the Company; (iii) this Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Purchaser, constitutes a legal, valid an binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or their similar laws relating to or affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); (iv) the execution, delivery and performance of this Agreement by the Company do not, and the issuance of the Preferred Stock and the performance of the Company's obligations in accordance with the terms of this Agreement and the Certificate of Designation will not, conflict with or violate or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under (A) the Certificate of
  Incorporation or By-Laws or equivalent organizational documents of the Company or any Subsidiary, (B) any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary, or (C) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property or asset of the Company or any Subsidiary is bound or affected, except in the case of subclauses (B) and (C) above, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the issuance of the Preferred Stock in accordance with the terms of this Agreement and the Certificate of Designation in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement and the Certificate of Designation in any material respect, and would not, individually or in the aggregate, have a Material Adverse Effect; (v) the execution, delivery and performance of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental authority with respect to the Company, except for the filing with the Secretary of State of the State of Delaware of the Certificate of Designation, filings after the Closing of the Certificate of Designation with appropriate authorities in states in which the Company is qualified as a foreign corporation, any filings required to effect the registration pursuant to paragraph 8 and any filings pursuant to federal and state securities laws which will be timely made after the Closing hereunder; (vi) the Preferred Stock to be issued hereunder has been duly authorized and, upon issuance at the Closing, will be validly issued, fully paid and nonassessable, and free and clear of all security interests, liens, claims, encumbrances, pledges, options and charges of any nature whatsoever, and the issuance of such Preferred Stock will not be subject to preemptive rights of any other stockholder of the Company; (vii) prior to the Closing, the Certificate of Designation will have been filed with the Secretary of State of the State of Delaware in accordance with the Delaware
  General Corporation Law; (viii) the shares of Class B Common Stock, par value $0.01 per share ("Class B Common Stock"), of the
                                     --------------------
  Company issuable upon conversion of the Preferred Stock have been duly authorized and reserved for issuance upon such conversion and, upon issuance of such shares in accordance with the Certificate of Designation, will be validly issued, fully paid and nonassessable; (ix) the authorized capital stock of the Company consists of 100,000,000 shares of the Company's Class A Common Stock, 150,000,000 shares of Class B Common Stock and 100,000,000 shares of Preferred Stock, par value $0.01 per share ("Common Preferred Stock"); (x) as of August 31, 1993, (A)
    ----------------------
  53,431,699 shares of the Company's Class A Common Stock and 67,282,799 shares of Class B Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, (B) no shares were held in the treasury of the Company, (C) no shares were held by the Subsidiaries, and (D) 3,843,000 shares were reserved for future issuance pursuant to employee stock options or stock incentive rights granted pursuant to the Company's 1989 Long-Term Management Incentive Plan and the Company's Stock Option Plan for Outside Directors; (xi) as of the date hereof, no shares of Company Preferred Stock are issued and outstanding and there are no agreements, arrangements or understandings with respect to the issuance of any Company Preferred Stock other than the Stock Purchase Agreement dated September 29, 1993 between the Company and Blockbuster Entertainment Corporation; (xii) the Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission ("Commission") since December
                                       ----------
  31, 1990, and has heretofore made available to the Purchaser, in the form filed with the Commission (excluding any exhibits thereto), (A) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1990, 1991 and 1992, respectively, (B) its Quarterly Reports on Form 10-Q for the periods ended March
  31, 1993 and June 30, 1993, (C) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since January 1, 1991 and (D) all other forms, reports and other registration statements (other than Quarterly Reports on Form 10-Q not referred to in clause (B) above and preliminary materials) filed by the Company with the Commission since
  December 31, 1990 (the forms, reports and other documents
  referred to in clauses (A), (B), (C), and (D) above being
  referred to herein, collectively, as the "SEC Reports"); (xiii)
                                            -----------
  the SEC Reports and any other forms, reports and other documents filed by the Company with the Commission after the date of this Agreement (A) were or will be prepared in accordance with the requirements of the 1933 Act and the 1934 Act, as the case may be, and the rules and regulations thereunder and (B) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; (xiv) the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to be material in amount); (xv) since December 31, 1992 there has not been any change, occurrence or circumstance in the business, results of operations or financial condition of the Company or any Subsidiary having, individually or in the aggregate, a Material Adverse Effect, other than changes, occurrences and circumstances referred to in any subsequently filed SEC Reports;
  (xvi) there is no claim, action, proceeding or investigation pending or, to the best knowledge of the Company, threatened by any public official or governmental authority, against the Company or any Subsidiary, or any of their respective property or assets before any court, arbitrator or administrative, governmental or regulatory authority or body, which challenges the validity of this Agreement, the Certificate of Designation or the Preferred Stock or any action taken or to be taken pursuant hereto or, except as set forth in the SEC Reports, which is reasonably likely to have a Material Adverse Effect; and (xvii) neither the Company nor any Subsidiary is in conflict with, or in default or violation of, (A) any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (B) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property or asset of the Company or any Subsidiary is bound or affected, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

       (b) Except as set forth in this paragraph 4, the Company makes no representation, express or implied, to the Purchaser.

       (c)  "Subsidiary" means a "significant subsidiary" of the
             ----------
  Company, as such term is defined in Regulation S-X promulgated under the 1933 Act.

       (d)  The term "Material Adverse Effect" means any change or
                      -----------------------
  effect that is or is reasonably likely to be materially adverse to the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole.

       (e) Notwithstanding anything to the contrary in this paragraph 4, any change to or effect on the business, results of operations or financial condition of the Company and its Subsidiaries that results, directly or indirectly, from (a) regulations adopted by the Federal Communications Commission, whether before or after the date hereof, governing financial interest in and syndication of broadcast programming or implementing the Cable Television Consumer Protection and Competition Act of 1992 or (b) the subject matter contemplated by the Company's Current Report on Form 8-K, dated September 13, 1993 (the "Paramount Transaction"), shall not be considered for
             ---------------------
  purposes of determining whether a breach has occurred of any representation or warranty, covenant or agreement of the Company contained herein.

       5. (a) The obligation of the Purchaser to consummate the Closing is subject to the satisfaction (or waiver by the Purchaser, at its sole discretion, except for clause (iv) below, which may not be waived by the Purchaser without the Company's consent) of the following conditions:

            (i) (A) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (B) the representations and warranties of the Company contained in this Agreement shall be true in all material respects (other than those contained in Paragraph 4(a)(xv), which shall be true in all respects) as of the Closing Date, as if made at and as of such date (except for any such representations and warranties that are expressly stated to be as of a different date) and (C) the Purchaser shall have received a certificate signed by an executive officer of the Company to the foregoing effect;

            (ii) no judgment, injunction, order or decree shall materially restrict, prevent or prohibit the consummation of the Closing;

            (iii) the Purchaser shall have received an opinion of Shearman & Sterling, dated the Closing Date, substantially in the form of Exhibit A hereto; and

            (iv) as of the Closing, in the Purchaser's judgment, neither the Company nor any Company Affiliate (as defined in paragraph 24) shall be engaged in any Restricted Activity
       (as defined in paragraph 24).

            (b) The obligation of the Company to consummate the Closing is subject to the satisfaction (or waiver by the Company at its sole discretion) of the following conditions:

            (i) (A) the Purchaser shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (B) the representations and warranties of the Purchaser contained in this Agreement shall be true in all material respects at and as of the Closing Date, as if made at and as of such date (except for any such representations and warranties that are expressly stated to be as of a different date) and (C) the Company shall have received a certificate signed by an executive officer of the Purchaser to the foregoing effect;

            (ii) no judgment, injunction, order or decree shall materially restrict, prevent or prohibit the consummation of the Closing; and

            (iii) the Company shall have received an opinion of Raymond F. Burke, Esq., Executive Vice President, General Counsel and Secretary of the Purchaser, dated the Closing Date, substantially in the form of Exhibit B hereto.

       6. Effective as of the Closing and for so long as the Purchaser and its Affiliates Beneficially Own at least 6,000,000 shares of Preferred Stock or the equivalent in number of shares of Preferred Stock and shares of Class B Common Stock issuable upon conversion of the Preferred Stock, the Purchaser shall be entitled to one representative on the Board of Directors of the Company, who shall serve in such capacity in accordance with the Restated Certificate of Incorporation and the By-Laws of the Company. Such representative shall initially be William C. Ferguson, who shall become a member of the Company's Board of Directors simultaneously with the Closing, and the Purchaser shall receive satisfactory evidence of this action.

            7. (a) The Purchaser acknowledges that the shares of Preferred Stock and Class B Common Stock into which such Preferred Stock is convertible have not been registered under the 1933 Act or any state securities law, and hereby agrees not to offer, sell or otherwise transfer, pledge or hypothecate such shares unless and until registered under the 1933 Act and any applicable state securities law or unless, in the opinion of counsel reasonably satisfactory to the Company, such offer, sale, transfer, pledge or hypothecation is exempt from registration or is otherwise in compliance with the 1933 Act and such laws.

            (b) Upon issuance of the Preferred Stock, and until such time as the same is no longer required under the applicable requirements of the 1933 Act, the certificates evidencing the Preferred Stock (and all securities issued in exchange therefor or substitution thereof) shall bear the following legend:

       THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED
       UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM
       REGISTRATION   OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND
       SUCH LAWS.

            8. Effective at the Closing, the Purchaser shall have the registration rights, and the Company shall have the obligations, set forth in Annex II.

            9. (a) During the Put/Call Period (as defined below), the Company, at its option, shall have the right to purchase from the Purchaser and the Purchaser, at its option, shall have the right to sell to the Company, in each case at the Put/Call Price (as defined below), 12,000,000 shares of Preferred Stock.

            (b) The Company or the Purchaser may each exercise the right granted to it in paragraph 9(a) by written notice to the other party at any time during the Put/Call Period and in the event such a notice is so delivered, the repurchase of the 12,000,000 shares of Preferred Stock by the Company (the "Put/Call Closing") shall occur at 10:00 a.m. at the place
   ----------------
  specified in paragraph 2 hereof on the twentieth Business Day following the date such written notice is delivered.

            (c) At the Put/Call Closing, the Company shall deliver to the Purchaser the Put/Call Price in cash by wire transfer in immediately available funds to an account of the Purchaser designated by the Purchaser by notice to the Company at least two Business Days prior to the date of the Put/Call Closing, and the Purchaser shall deliver to the Company a certificate representing the 12,000,000 shares of Preferred Stock, duly endorsed to the Company or accompanied by a stock power duly executed to the Company, in proper form for transfer, which shares shall be transferred by the Purchaser to the Company free and clear of any encumbrances or adverse claims.

            (d) For the purposes of this paragraph 9, the following terms shall have the following meanings:

            (i)  "Put/Call Period" shall mean the period of 120
                  ---------------
       days following the earlier of (A) August 31, 1994, if, and only if, the Company or any of its Affiliates has not acquired Beneficial Ownership of a majority of the outstanding voting capital stock of Paramount Communications Inc. ("PCI") prior to August 31, 1994 or (B) the date on
              ---
       which any party other than the Company or any of its Affiliates acquires Beneficial Ownership of a majority of the voting capital stock of PCI; and

            (ii) "Put/Call Price" shall mean $600,000,000,
                  --------------
       representing the aggregate liquidation preference of the
       12,000,000 shares of Preferred Stock, plus the aggregate amount
                                             ----
       of accrued and unpaid dividends on such shares of Preferred Stock to the date of the Put/Call Closing (whether or not earned or declared).

            (e) The Company agrees not to enter into any contract, agreement, arrangement or understanding, nor to take or omit to take any action, that would restrict or impair the performance of its obligations under this paragraph 9, and the Company represents and warrants that it is neither a party to nor bound by any such contract, agreement, arrangement or understanding on the date hereof.

            10. In the event that, until the earlier of (a) the date of the expiration of the Put/Call Period or (b) the consummation of the acquisition by the Company or any of its Affiliates of Beneficial Ownership of a majority of the outstanding voting capital stock of PCI, the Company issues new shares of preferred stock (other than through an offering intended to result in a distribution thereof to more than 35 non-accredited investors, which shall be on market terms) the terms of the Preferred Stock and the terms of Annex II hereto shall be amended in order to be at least as favorable to the holders of such Stock as those of such new shares.

            11. (a) In the event of a Change of Control (as defined below) of the Company, the Purchaser, at its option, shall have the right to sell to the Company or its assignee, at the Designated Price (as defined below), all shares of the Preferred Stock then held by the Purchaser and its Affiliates.

            (b)  The Purchaser may exercise the right granted to it
  in paragraph 11(a) by written notice to the Company at any time during the 30-day period following public announcement of such Change of Control and in the event such a notice is so delivered, the repurchase of such shares of Preferred Stock by the Company
  (the "Paragraph 11 Closing") shall occur at 10:00 a.m. at the
        --------------------
  place specified in paragraph 2 hereof on the twentieth Business
  Day following the date such written notice is delivered.

            (c) At the Paragraph 11 Closing, the Company or its assignee shall deliver to the Purchaser the Designated Price in cash by wire transfer in immediately available funds to an account of the Purchaser designated by the Purchaser by notice to the Company at least two Business Days prior to the date of the Paragraph 11 Closing, and the Purchaser shall deliver to the Company a certificate representing the shares of Preferred Stock referred to in paragraph 11(a), duly endorsed to the Company or accompanied by a stock power duly executed to the Company, in proper form for transfer, which shares shall be transferred by the Purchaser to the Company free and clear of any encumbrances or adverse claims.

            (d) For the purposes of this paragraph 11, the following terms shall have the following meanings:

            (i)  A "Change of Control" of the Company shall occur
                    -----------------
       if a Person Beneficially Owns more voting capital stock, on a fully diluted basis, of the Company than National Amusements, Inc., Sumner M. Redstone, any trust established by Mr. Redstone or of which he is the settlor, beneficiary or trustee and any heir, executor, administrator, or personal representative of Mr. Redstone or his estate, and any person or entity in any similar capacity, or any Affiliate of any of the foregoing (collectively, the "Group"), or the Group Beneficially Owns 30% or less of the
        -----
       voting capital stock, on a fully diluted basis, of the Company.

            (ii) "Designated Price" shall mean the sum of (A)
  110% multiplied by the aggregate liquidation preference of the shares of Preferred Stock referred to in paragraph 11(a), plus
                                                            ----
  (B) the aggregate amount of accrued and unpaid dividends on such shares of Preferred Stock to the date of the Paragraph 11 Closing.

            12. (a) From and after the Closing and for so long as the Purchaser is a significant investor in the Company (which is understood to mean Beneficial Ownership by the Purchaser and its Affiliates of at least 10,000,000 shares of the Preferred Stock or the equivalent in number of shares of Preferred Stock and shares of Class B Common Stock issuable on conversion of the

  Preferred Stock), subject to any conflicting arrangements existing on the date hereof and applicable laws, (i) the Company agrees to provide the Purchaser and the Purchaser's Affiliates access to video programming and programming packages originated (or supplied, if the Company has the to provide such access) by the Company or any controlled Affiliates of the Company, and (ii) the Purchaser agrees to provide the Company and the Company's Affiliates access to the distribution systems of the Purchaser and any controlled Affiliates of the Purchaser for video programming and programming packages originated (or supplied, if the Company has the right to provide such access) by the Company or any Affiliates of the Company, in the case of both (i) and
  (ii) on aggregate terms negotiated in good faith by the Company and the Purchaser to permit the Purchaser to effectively compete in the delivery of video programming.

            (b) From and after the Closing and for so long as the Purchaser is a significant investor in the Company (as specified in paragraph 12 (a) above), subject to any conflicting arrangements existing on the date hereof and applicable laws, (a) the Purchaser shall have a right of first refusal, exercisable within 60 days of written notice by the Company, with respect to providing telephony service upgrade expertise to the Company's controlled cable systems and (b) with respect to any non-controlled cable systems of the Company, the Company shall use its reasonable best efforts to offer the Purchaser an opportunity to provide telephony service upgrade expertise to such non-controlled cable systems.

            (c) The Purchaser and the Company agree, for a period of 24 months following the Closing, in good faith to explore and pursue appropriate strategic partnership opportunities in the domestic and international media, entertainment, video transport and telecommunications sectors (including, without limitation, domestic and international cable systems); provided that the
                                             --------
  provisions of this paragraph 12(c) shall terminate, at the option of either the Company or the Purchaser, in the event that paragraph 24(g) shall become applicable, unless and until the Purchaser reinvests in Preferred Stock and/or Class B Common Stock as contemplated by paragraph 24(g)(iv).

            13. (a) The representations and warranties contained in this Agreement shall survive the Closing until the first anniversary of the Closing Date.

                 (b) The Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by the Company for any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' fees and expenses) (a "Loss")
                                                           ----
  actually suffered or incurred by them, arising out of or resulting from the breach of any representation or warranty or covenant of the Company contained in this Agreement.

                 (c) The Company and its Affiliates, officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by the Purchaser for any and all Losses actually suffered or incurred by them, arising out of or resulting from the breach of any representation or warranty or covenant of the Purchaser contained in this Agreement.

            14. (a) The Purchaser agrees that neither the Purchaser nor any of its Affiliates shall participate in any transaction that, directly or indirectly, would have the effect of precluding or competing with the Paramount Transaction.

                 (b) The Company agrees that in the event the Company intends to engage in additional equity financing in connection with the Paramount Transaction (other than equity to be issued to stockholders of PCI as consideration in such transaction), the Company shall consult with the Purchaser.

                 (c) The Company agrees that prior to consummation of the Paramount Transaction, the Company shall receive an opinion from Smith Barney Shearson Inc. that the consideration actually to be paid by the Company in such transaction is fair, from a financial point of view, to the stockholders of the Company.

            15. The Purchaser, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to equitable relief (including injunction and specific performance) in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, as a remedy for any such breach or to prevent any breach of this Agreement. Such remedies shall not be deemed to be the exclusive remedies for a breach or anticipatory breach of this Agreement, but shall be in addition to all other remedies available at law or equity to the parties hereto. To the extent permitted by applicable law, the parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States of America located in the State of New York for any suits, actions or proceedings arising out of or relating to this Agreement. Notwithstanding the foregoing, any dispute as to the matters specified in the proviso to paragraph 24(g)(i)(A) as being subject to arbitration shall be subject to arbitration in the Borough of Manhattan in the City of New York in accordance with the commercial arbitration rules of the American Arbitration Association, and judgment upon the award returned by the arbitrators may be entered in any court having jurisdiction thereof. The expenses of arbitration shall be borne by the party against whom the decision is rendered.

            16. This Agreement, its Annexes and Exhibits contain the entire understandings of the parties with respect to the subject matter hereof, thereby superseding all prior agreements of the parties relating to the subject matter hereof (other than the Confidentiality Agreement entered into between the Purchaser and the Company dated September 24, 1993), and may not be amended except by a writing signed by the parties. Except as otherwise provided herein, this Agreement is not assignable by any of the parties; provided that the Purchaser may assign its rights and
           --------
  obligations under this Agreement to a wholly owned subsidiary of the Purchaser, so long as the Purchaser shall remain liable for all financial and performance obligations of the Purchaser hereunder. This Agreement shall be binding upon, and inure to the benefit of, the respective successors of the parties. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

            17. Any notices and other communications required to be given pursuant to this Agreement shall be in writing and shall be given by delivery by hand, by mail (registered or certified mail, postage prepaid, return receipt requested) or by facsimile transmission or telex, as follows:

            If to the Company:

                 Viacom Inc.
                 1515 Broadway
                 New York, New York  10036
                 Attention:  Philippe P. Dauman
                 Facsimile No.:  212-258-6134

            With a copy to:

                 Shearman & Sterling
                 599 Lexington Avenue
                 New York, New York  10022
                 Attention:  Stephen R. Volk
                 Facsimile No.:  212-848-7179

            If to the Purchaser:

                 NYNEX Corporation
                 1113 Westchester Avenue
                 White Plains, New York  10604-3510
                 Attention:  Frederic V. Salerno
                 Facsimile No.:  914-644-7649

            With copies to:

                 NYNEX Corporation
                 1113 Westchester Avenue
                 White Plains, New York 10604-3510
                 Attention: Raymond F. Burke
                 Facisimile No.: 914-644-6604

                 and

                 Skadden, Arps, Slate, Meagher & Flom
                 919 Third Avenue
                 New York, New York  10022
                 Attention:  Roger S. Aaron
                 Facsimile No.:  212-735-2001
  or to such other addresses as either the Company or the Purchaser shall designate to the other by notice in writing.

            18. For purposes of this Agreement, the following terms shall have the following meanings:

            (a)  "Affiliate" shall mean any Person that (i)
                 -----------
  directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified or (ii) is (A) the specified Person's spouse, parent, child, brother or sister or any issue of the foregoing (for purposes of the definition of Affiliate, issue shall include Persons legally adopted into the line of descent),
  (B) any corporation or organization of which the Person specified or such specified Persons's spouse, parent, child, brother or sister or any issue of the foregoing is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of voting stock, and (C) any trust or other estate in which the specified Person or such specified Person's spouse, parent, child, brother or sister or any issue of the foregoing serves as trustee or in a similar fiduciary capacity and (D) the heirs or legatees of the specified Person by will or under the laws of descent and distribution.

            (b)  "Beneficially Own" with respect to any securities
                  ----------------
  and "Beneficial Ownership" shall mean having beneficial ownership
       --------------------
  as determined pursuant to Rule 13d-3 under the 1934 Act including pursuant to any agreement, arrangement or understanding, whether or not in writing.

            (c)  "Business Day" has the meaning specified in the
                  ------------
  Certificate of Designation.

            (d)  "Person" shall mean any individual, partnership,
                  ------
  joint venture, corporation, trust, incorporated organization, government or department or agency of a government, or any entity that would be deemed to be a "person" under Section 13(d)(3) of the 1934 Act.

            (e)  "1933 Act" means the Securities Act of 1933, as
                  --------
  amended.

            (f)  "1934 Act" means the Securities Exchange Act of
                  --------
  1934, as amended.

            19. Subject to the terms and conditions of this Agreement, each of the parties hereby agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, rules and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its best efforts to obtain all necessary waivers, consents and approvals. In case at any time after the execution of this Agreement, further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each of the parties shall take all such necessary action.

            20. (a) For so long as the Purchaser and its Affiliates shall Beneficially Own all of the outstanding
  Preferred Stock, the provisions of this paragraph 20 shall apply.

                 (b) In case the Company shall distribute (in one distribution or a series of related distributions) to all holders of its Class A and Class B Common Stock any Securities (as defined in Section 7(d)(iii) of the Certificate of Designation) with an aggregate fair market value (as determined by the Board of Directors of the Company, whose determination shall, if made in good faith, be conclusive) of more than $300,000,000, then in each such case, unless the Company elects to reserve shares or other units of such Securities for distribution to the holders of the Preferred Stock as described in Section 7(d)(iii) of the Certificate of Designation, the following provisions shall apply, at the election of the Purchaser by written notice to the Company as provided in paragraph 20(f) below (the "Election Notice"):
                                             ---------------

            (i) Securities shall be distributed to the Purchaser in the amount and kind which the Purchaser would have received if the Purchaser had, immediately prior to the record date for the distribution of the Securities, converted its shares of Preferred Stock into Class B Common Stock;

            (ii) The Purchaser shall be deemed to have consented by delivery of the Election Notice, without the need for further vote or action on the part of the Purchaser, to amend the Certificate of Designation, effective on the date of the distribution of the Securities, to change the terms of the Preferred Stock to reflect the terms of the Redesignated Preferred Stock (as defined below) as determined by the Redesignation Agent (as defined below) in accordance with the provisions of paragraph 20(c) below; and

            (iii) Prior to the date of distribution of the Securities, the Company shall file with the Secretary of State of the State of Delaware the Certificate of Designation as amended as provided in clause (b)(ii) above.

                 (c) The terms of the Redesignated Preferred Stock shall be determined by the Redesignation Agent as follows:

            (i) The Redesignation Agent shall determine the Trading Price (as defined below) for the twenty trading days immediately prior to the record date for the distribution of the Securities and the Trading Price for the twenty trading days immediately after the record date for the distribution of the Securities and shall determine the difference, stated as a dollar amount, in the per share Trading Price between such two periods (the "Dollar Trading Difference");
                              -------------------------

            (ii) The Redesignation Agent shall then multiply the Dollar Trading Difference by the total number of shares of Class B Common Stock that the Preferred Stock would be convertible into immediately prior to the record date for the distribution of the Securities (the product of such multiplication, the "Aggregate Dollar Trading Difference");
                            -----------------------------------
       and

            (iii) The Redesignation Agent shall then adjust the dividend rate, redemption prices, liquidation preference and/or conversion price (without affecting the number of underlying shares of Class B Common Stock) of the Preferred Stock as specified in the Certificate of Designation, but no other terms of the Preferred Stock, as necessary so that the difference in the fair market value, in the aggregate, of the Preferred Stock prior to the distribution of the Securities and after the distribution of Securities shall be as closely as possible equivalent to the Aggregate Dollar Trading Difference (the Preferred Stock with the terms so adjusted, the "Redesignated Preferred Stock").
                      ----------------------------

                 (d)  "Trading Price" for the Class B Common Stock
                       -------------
  for any given period shall be the average of the closing prices for the Class B Common Stock for the trading days included in such period on the American Stock Exchange or, if the American Stock Exchange is not the exchange on which the Class B Common Stock is principally traded, such exchange.

                 (e)  (i)  "Redesignation Agent" shall mean an
                            -------------------
       investment banking firm of national standing chosen in the following manner: the Purchaser shall propose three such investment banking firms to the Company in writing within five Business Days of the delivery of the Election Notice by the Purchaser to the Company and within five Business Days of such firms being so proposed, the Company shall select by written notice to the Purchaser one such firm to serve as the Redesignation Agent.

                      (ii) All determinations of the Redesignation
       Agent shall, if made in good faith, be conclusive.

                      (iii) All fees of the Redesignation Agent shall be paid by the Company.

                      (f) If at any time the Board of Directors of the Company determines to make a distribution of Securities to which the provisions of this paragraph 20 would apply, the Company shall notify the Purchaser in writing as soon as practicable and, if the Purchaser decides to elect to have the provisions of this paragraph 20 apply to such distribution, the Purchaser shall so notify the Company within 15 Business Days of such notice from the Company. The record date for any such distribution of Securities shall not be before the earlier of 15 Business Days after the Purchaser gives such notice to the Company and the expiration of the 15 Business Day period for the giving of such notice.

                 (g)  If the Purchaser elects to have the
  provisions of this paragraph 20 apply in the case of a distribution of Securities, (i) the Purchaser shall thereby waive compliance with the provisions of Section 7 of the Certificate of Designation that would otherwise apply in such case; (ii) the put/call provisions of paragraph 9 of this Agreement shall apply to the Redesignated Preferred Stock and the Put/Call Price shall be appropriately adjusted; and (iii) the Purchaser agrees that it shall not trade in the Class B Common Stock during either of the Trading Periods referred to in paragraph 20(c)(i) above.

            21. The Company agrees that, for so long as the Purchaser holds Preferred Stock, the term "ratably", as used in the Company's Restated Certificate of Incorporation with respect to the rights of holders of the Company's common stock to receive dividends and distributions of assets upon liquidation, will be interpreted to mean treating Class A Common Stock and Class B Common Stock as a single class.

            22. The Company agrees that, for so long as the Purchaser and its Affiliates Beneficially Own all of the outstanding Preferred Stock, upon the conversion of any shares of Preferred Stock the Purchaser shall be entitled to receive an amount equal to dividends accrued during the Dividend Period in which such conversion occurs and up to the date of the conversion, less any amounts previously paid with respect to any portion of such Dividend Period. Such amounts shall be paid promptly after such conversion.

            23. The parties agree to consult with each other before taking any action that would require the issuance of, or issuing, any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any securities exchange, will not take any such action, issue any such press release or make any such public statement prior to such consultation.

            24. (a) The Company agrees that it shall take, and shall cause its Affiliates to take, Corrective Action (as defined in paragraph 24(d)) so that, in the Purchaser's judgment, as of and from and after the Closing, neither the Company nor any Company Affiliate, shall, directly or indirectly and whether by acquisition or otherwise, engage in any Restricted Activity.

                 (b)  Both before and after the Closing, in
  performing its obligations under this paragraph 24, the Company shall consult with the Purchaser in good faith regarding which activities are Restricted Activities and which Persons are Company Affiliates, and the Company and the Purchaser shall consult in good faith and cooperate with respect to any Corrective Action.

                 (c) For the purposes of this paragraph 24 and paragraph 5(a)(iv):

                 (i)  an activity shall be a Restricted Activity
                                             -------------------
       if, in the Purchaser's judgment, such activity would be reasonably likely to violate the "Modification of Final Judgment" consent decree entered in United States v.
                                           ----------------
       American Telephone and Telegraph Co., 552 F. Supp. 131
       -------------------------------------
       (1982) (the "MFJ"); and
                    ---

            (ii) a person shall be a Company Affiliate if, in the
                                     -----------------
       Purchaser's judgment, such Person would be reasonably likely to be considered a "Bell Operating Company" or an "affiliated enterprise" of the Purchaser because of a relationship with the Company (as such terms in quotes are defined in or interpreted under the MFJ).

            (d)  "Corrective Action" shall mean any and all action
                  -----------------
  necessary to assure that neither the Company nor any Company Affiliate is engaged in any Restricted Activity, including but not limited to discontinuing, modifying or transferring ownership of activities, deferring commencement of proposed activities or proposing alternative structures of the Purchaser's investment that, in the Purchaser's judgment, are of the same kind and magnitude (including aggregate strategic and economic rights and benefits) as the investment contemplated by this Agreement, all within the framework of not materially and adversely affecting the business or strategic objectives of the Company.

            (e) (i) The Purchaser agrees to deal in good faith with the Company under this paragraph 24 and the Purchaser agrees to consider in good faith any request by the Company that the Purchaser apply for waivers, clarifications or other relief from the relevant competent authority that would permit the Company and Company Affiliated to engage in activities that would or might constitute Restricted Activities in the absence of such waivers, clarifications or other relief and the Company acknowledges that the Purchaser is not required to file such applications if, in the Purchaser's judgment, such applications could materially and adversely affect matters affecting the Purchaser or its Affiliates pending before such authority.

            (ii) The Purchaser also agrees to consider in good faith the restructuring of the Purchaser's investment contemplated by this Agreement so as to permit activities by the Company and its Affiliates that would otherwise constitute Restricted Activities, while maintaining for the Purchaser, in its judgment, an investment of the same kind and magnitude (including aggregate strategic and economic rights and benefits) as the investment contemplated by this Agreement.

            (f) If after the Closing, the Company or any Company Affiliate proposes to , directly or indirectly and whether by acquisition or otherwise, engage in an activity that may fall within the MFJ, the Company shall notify the Purchaser as soon as practicable but in no event less than 30 days in advance of doing so and the Company and the Purchaser shall, as provided in paragraph (b) above, consult in good faith regarding whether such activity is a Restricted Activity. If the Company and the Purchaser mutually agree in writing that such activity is not a Restricted Activity, such activity shall be an "Agreed
                                                  ------
  Unrestricted Activity".  If the Company and the Purchaser
  ---------------------
  mutually agree in writing that such activity is a Restricted Activity, such activity shall be an "Agreed Restricted Activity".
                                       --------------------------
  If the Company determines that such activity is not a Restricted Activity and the Purchaser determines that such activity is a Restricted Activity, such activity shall be a "Disputed
                                                 --------
  Restricted Activity".
  -------------------

            (g) (i) If, after the Closing, in the Purchaser's judgment, the Company or any Company Affiliate, directly or indirectly and whether by acquisition or otherwise, engages in any Restricted Activity, and the Company fails or is unable to take Corrective Action that, in the Purchaser's judgment, is reasonably likely to eliminate the Restricted Activity on a timely basis, then the Purchaser, at its option and by written
                ----
  notice to the Company, shall have the right to elect to do one or more of the following: (x) require the Company to purchase (the "Put Right") all or part of the Preferred Stock and any Class B
   ---------
  Common Stock issued upon conversion of the Preferred Stock then Beneficially Owned by the Purchaser (together, the "Subject
                                                      -------
  Stock") at a price (the "Put Price") specified below; (y) require
  -----                    ---------
  the Company to promptly register all or part of the Subject Stock pursuant to the registration rights provided in paragraph 8 (a "Registered Offering"); and (z) sell all or part of the Subject
   -------------------
  Stock privately (a "Private Sale:).  If the Purchaser exercises
                      ------------
  the Put Right because (x) the MFJ was judicially modified after the date hereof so as to cause an activity that was not previously a Restricted Activity to become a Restricted Activity or (y) a court having jurisdiction over the interpretation and enforcement of the MFJ determines that an Agreed Unrestricted Activity is a Restricted Activity, then the Put Price shall be the Market Price. If the Purchaser exercises the Put Right because of (x) an activity which the Company did not previously notify the Purchaser of in accordance with paragraph (f) above,
  (y) an Agreed Restricted Activity, or (z) a Disputed Restricted Activity, then the Put Price shall be the Default Price.

            (A)  The "Default Price" shall mean:
                      -------------

            (1) With respect to Preferred Stock, the aggregate liquidation preference of all shares of Preferred Stock purchased by the Company (the "Aggregate Liquidation
                                      ---------------------
       Preference"), plus accrued and unpaid dividends through the
       ----------
       date of such purchase (whether or not earned or declared), plus an amount equal to a 7% annual compounded rate of
       ----
       return on the Aggregate Liquidation Preference from the date of Closing to the date of purchase by the Company; provided
                                                          --------
       that if (a) the activity (other than Agreed Restricted Activity) with respect to which the Purchaser exercised the Put Right is later determined by the arbitration provided for in paragraph 15 not to be a Restricted Activity or (b) if the activity with respect to which the Purchaser exercised the Put Right is an activity of which the Company did not previously notify the Purchaser in accordance with paragraph (f) above and it is determined by the arbitration provided for in paragraph 15 that, notwithstanding such failure, the Company was exercising reasonable due diligence to identify Restricted Activities and to notify the Purchaser thereof pursuant to paragraph (f) above, then, the annual compounded rate of return on the Aggregate Liquidation Preference shall be 2%, instead of 7% (and any payments made on the basis of the 7% rate shall be subject to refund to implement such adjustment); and

            (2) With respect to Class B Common Stock, the price per share equal to 100% of the Trading Price (as defined in paragraph 20(d)) for the 20 trading days immediately prior to the date of purchase by the Company.

       (B)  The "Market Price" shall mean:

            (1) With respect to the Preferred Stock, the price per share equal to its stated liquidation preference, plus accrued and unpaid dividends to the date of purchase by the Company (whether or not earned or declared); and

            (2) With respect to Class B Common Stock, the price per share equal to 100% of the Trading Price for the 20 trading days immediately prior to the date of purchase by the Company.

            (iii) In any instance in which the Purchaser or its Affiliates would be entitled to receive the Default Price under this paragraph 24(g) and elects to dispose of the Preferred Stock to which such Default Price would be applicable either in a Registered Offering or a Private
       Sale, the Company shall be obligated to pay to the Purchaser or such Affiliates the amount, if any, by which the gross proceeds to the Purchaser or such Affiliates, after deducting underwriting commissions and discounts or agency fees, realized in such disposition is less than the aggregate Default Price that would have been payable to the Purchaser and such Affiliates by the Company had the Purchaser or such Affiliates elected to require the Company to purchase such Preferred Stock under this paragraph 24(g); provided, however, that the Company shall not be obligated
       --------  -------
       to make any such payment in any instance in which the Purchaser or any Affiliate rejects the Company's written request, if such a request is made by the Company by written notice to the Purchaser within 5 Business Days of receipt by the Company of Purchaser's notice pursuant to (g)(i) above (and which the Company shall be entitled to make in its discretion), to purchase such Preferred Stock from the Purchaser or such Affiliate at the Default Price, which right the Purchaser shall have in its discretion.

            (iv) In any instance in which (A) the Company has purchased Preferred Stock or Class B Common Stock from the Purchaser or its Affiliates pursuant to this paragraph 24(g) and (B) the Company has taken Corrective Action within 180 days after the date of such purchase so that the Company and Company Affiliates are not engaged, in the Purchaser's judgment, in any Restricted Activity, the Purchaser shall be obligated to reinvest as soon as commercially possible in such number of shares of Preferred Stock and of Class B Common Stock as were so purchased by the Company for a purchase price, in cash, equal to the amount paid to the Purchaser by the Company pursuant to this paragraph 24(g). From and after any purchase by the Company of Preferred Stock or Class B Common Stock from the Purchaser or its Affiliates pursuant to this paragraph 24(g), at the option of either the Company or the Purchaser by written notice to the other, the Company and the Purchaser shall continue to take Corrective Action in accordance with this paragraph 24 for a period of 180 day after the date of such purchase by the Company.

            (v) In recognition of time being of the essence with respect to any purchase by the Company of Preferred Stock or Class B Common Stock pursuant to this paragraph 24(g), such purchase shall occur as soon as commercially possible, but in no event more than 20 Business Days, after receipt of a written notice by the Purchaser to the Company requesting such purchase in accordance with the terms of this paragraph 24(g). Unless otherwise agreed by the Purchaser, all payments due to the Purchaser from the Company under this paragraph 24(g) shall be in cash.

            (h) The Purchaser agrees that paragraph 5(a)(iv) and this paragraph 24 embody the Purchaser's exclusive remedies against the Company under this Agreement with respect to the MFJ.

            25. The Company agrees that, for so long as the Purchaser and its Affiliates Beneficially Own all of the outstanding Preferred Stock, the Purchaser shall not amend, alter or repeal any of the provisions of the Certificate of Designation without the consent of the Purchaser.

            26. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in that state.

                                     Very truly yours,

                                     VIACOM INC.

                                     By  /s/ Sumner M. Redstone
                                        ------------------------

  Accepted and agreed on
    the date written above:

  NYNEX CORPORATION

  By  /s/ W.C. Ferguson
     ------------------

                             VIACOM INC.
                            1515 Broadway
                          New York, New York

                                                  November 19, 1993

  NYNEX Corporation
  335 Madison Avenue
  New York, New York 10017

  Dear Sirs:

            Reference is made to the Agreement between NYNEX
  Corporation and Viacom Inc., dated october 4, 1993 (the
  "Agreement"). Terms defined in the Agreement are used herein as therein defined, unless otherwise defined herein.

            1.   The Agreement is hereby amended as follows:

            (a) Paragraph 2 is amended by deleting paragraph 2(a) in its entirety and by replacing it with the following:

            "(a) The closing (the "Closing") of the purchase
                                   --------
       provided for in paragraph 1 shall take place as soon as practicable, but in no event more than five Business Days, after satisfaction of the conditions specified in paragraph 5 at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York. The date and time of the Closing are referred to herein as the "Closing Date". The
                                              ------------
       Company and the Purchaser currently anticipate that the Closing Date shall be on or about November 19, 1993."

            (b)  Paragraph 5(a) is amended by deleting the word
  "and" at the end of paragraph 5(a)(iii) and by adding after paragraph 5(a)(iv) the following new paragraphs 5(a)(v), (vi),
  (vii), and (viii):

                 "(v) PVI Transmission Inc. ("Transco") shall have
            been duly and validly incorporated under the laws of the State of Delaware, the Identified Activities (as hereinafter defined) shall have been transferred to Transco as described in the certificate referred to in paragraph 5(a)(i)(C) above, and the shares of common stock and Non-Participating Preferred Stock (as hereinafter defined) of Transco shall have been issued, all as provided in paragraph 25 hereof;

                 (vi) No claims, proceedings, suits or
            investigations shall have been initiated or threatened by or before any court, governmental department, commission, bureau, board, agency or instrumentality, against the Purchaser or any other "Bell Operating Company" or any "affiliated enterprise" of a "Bell Operating Company" (as such terms in quotes are defined in or interpreted under the MFJ (as defined in paragraph 24)) that challenge or otherwise call into question the effectiveness, as a means of insuring from and after the Closing the Purchaser's compliance with the MFJ, of the transfer of the Identified Activities and the PCI Activities (as hereinafter defined) to Transco in consideration of the issuance of the Transco Non-Participating Preferred Stock to the Company (or its subsidiaries) or, in the case of the PCI Activities, to PCI (or its subsidiaries);

                 (vii) There shall exist no writ, judgement, order, ruling decree or interpretation by a court, governmental department, commission, bureau, board, agency or instrumentality that changes or modifies prior interpretations of the MFJ or other precedent involving the MFJ such that the ownership of the Preferred Stock by the Purchaser, in the Purchaser's judgment, would cause the Company or any Company Affiliate to be engaged in a Restricted Activity, notwithstanding the formation of Transco, the transfer thereto of the Identified Activities and the PCI Activities and the issuance to the Company (or its subsidiaries) or, in the case of the PCI Activities, to PCI (as hereinafter defined) (or its subsidiaries) of the Non-Participating Preferred Stock of Transco, all as provided in paragraph 25 hereof; and

                 (viii) The certificate referred to in paragraph 5(a)(i)(C) above shall describe procedures and undertakings by the Company and PCI to provide for the implementation of the provisions of paragraph 25 hereof as regards the PCI Activities, which procedures and undertakings, and the proposed implementation thereof, shall be reasonably satisfactory to the Purchaser."

                 (c) Paragraph 11 is amended by deleting paragraph 11(d)(i) in its entirety and by replacing it with the following:

                 "(i) A "Change of Control" of the Company shall
                         -----------------
            occur if a Person Beneficially Owns more voting capital stock, on a fully diluted basis, of the Company than National Amusements, Inc. ("NAI"), Sumner M. Redstone, any trust established by Mr. Redstone or of which he is the settlor, beneficiary or trustee and any heir, executor, administrator, or personal representative of Mr. Redstone or his estate, and any person or entity in any similar capacity, or any Affiliate of any of the foregoing, (collectively, the "Group"), or the Group
                                           -----
            Beneficially Owns 30% or less of the voting capital stock, on a fully diluted basis, of the Company; provided, however, that NAI shall no longer be included in the Group if a Person Beneficially Owns more voting capital stock, on a fully diluted basis, of NAI than the Group, or the Group Beneficially Owns 30% or less of the voting capital stock, on a fully diluted basis, of NAI."

                 (d) Paragraph 15 is amended by inserting in the penultimate sentence thereof, after "paragraph 24(g)(i)(A)", the following:

                 "or paragraph 25(g)".

                 (e) Paragraph 16 is amended by inserting in the first sentence thereof, after "Annexes", the following:

                 ", the Disclosure Schedule (as hereinafter defined)".

                 (f) Paragraph 24 is amended by deleting the first sentence of paragraph 24(c) and replacing it with the following:

                 "(c) For the purposes of this paragraph 24,
            paragraph 25 and paragraphs 5(a)(iv) and 5(a)(vii):",

  and is further amended by deleting paragraph 24(h) in its entirety and by replacing it with the following:

                 "(h) The Purchaser agrees that paragraph 5(a)(iv),
            this paragraph 24 and paragraph 25 embody the Purchaser's exclusive remedies against the Company under this Agreement with respect to the MFJ."

            (g)  The Agreement is amended by adding new paragraph
  25 as set forth below:

            "25. (a) The Company agrees that it shall take, and shall cause its Affiliates to take, as promptly as practicable, all action necessary (i) to duly and validly incorporate Transco as a Delaware corporation having a certificate of incorporation and by-laws substantially in the form of Annex III hereto, (ii) to contribute (or cause its subsidiaries to contribute) to the capital of Transco the several assets identified in the disclosure schedule (the "Disclosure Schedule") delivered by the Company to the Purchaser on November 19, 1993 (the "Identified Activities"), subject to the liabilities associated therewith, in consideration of the issuance to the transferor(s) of the Identified Activities of a number of shares of non-participating preferred stock of Transco, with the rights and preferences specified in the certificate of designation included in Annex III (the "Non-Participating Preferred Stock"), determined pursuant to paragraph (c) below. Such contribution shall be made concurrently with the contribution by NAI (or a subsidiary of NAI) of $1,850,000 in consideration of the issuance to NAI (or such subsidiary) of 100 shares of common stock of Transco.

            (b) Notwithstanding any other provision in paragraph 24 to the contrary, (i) the Company and the Purchaser, in anticipation of the acquisition by the Company and/or its Affiliates of more than 50% of the outstanding shares of common stock of PCI (the "Acquisition"), shall continue good faith discussions with each other so as to identify the specific assets and operations of PCI which constitute Restricted Activities (the "PCI Activities") (which assets and operations, based on such discussions to date, are described in the Disclosure Schedule), it being understood that in the case of disagreement, the Purchaser ultimately shall have the right to determine, in the Purchaser's judgment, which assets and operations of PCI constitute Restricted Activities, and (ii) the Company agrees that it shall take, and cause its Affiliates to take, all action necessary to contribute (or cause to be contributed) the PCI Activities, subject to the liabilities associated therewith, to Transco in consideration of the issuance to the transferor(s) of the PCI Activities of a number of shares of Non-Participating Preferred Stock of Transco determined pursuant to paragraph (c) below. The contribution of the PCI Activities to Transco provided for in this paragraph (b) shall be made concurrently with the consummation of the Acquisition; except, that, if approval of the Acquisition
                    ------  ----
       shall not have been obtained from the Federal Communications Commission prior to the consummation of the Acquisition and as a result the shares of PCI acquired by the Company are deposited at the time of the Acquisition in a voting trust pursuant to a special temporary authorization granted by the Federal Communications Commission, which voting trust prevents the Company and its Affiliates from directly or indirectly influencing the trustee under such voting trust concerning the operation or management of the PCI Activities, then such contribution of the PCI Activities to Transco need not be made until the date of termination of such voting trust.

            (c) The contributions to Transco of the Identified Activities and the PCI Activities as described in (a) and
       (b) above shall be in consideration of the issuance to the respective transferors of such number of shares of Non-Participating Preferred stock of Transco having an aggregate liquidation preference equalling the fair value of the activities contributed, determined on an arms-length basis, the fairness of which from a financial point of view shall be evidenced by the opinion of an investment bank reasonably satisfactory to the Company, NAI and the Purchaser.

            (d) Notwithstanding any other provision of this Agreement to the contrary, if, at any time, in the Purchaser's judgment, the continued ownership by the Company or its subsidiaries of an interest in Transco would cause the Company or any Company Affiliate to be engaged in a Restricted Activity by virtue of Transco's ownership of Identified Activities and/or PCI Activities, and the

       Purchaser determines in good faith that it would be detrimental to the Purchaser's best interests either to initiate efforts or to continue pursuing existing efforts to confirm the propriety under the MFJ of the ownership by the Company or its subsidiaries of shares of Non-Participating Preferred Stock in Transco or any other interest in Transco, the Company shall take any and all action necessary to cause the Company (and all of its subsidiaries) to dispose of all interests in Transco owned by the Company (or any of its subsidiaries), and/or take such other action as, in the Purchaser's judgment, is necessary so that neither the Company nor any Company Affiliate will be engaged in a Restricted Activity (such obligation to divest and take other action being collectively referred to as the "Divestment Action"). The Divestment Action shall be taken as promptly as practicable, but in no event later than thirty (30) Business Days after the Purchaser notifies the Company in writing of such determination.

            (e) In the event the Purchaser determines, in its judgment, that the direct ownership by the Company (or any of its subsidiaries) of all or any portion of the Identified Activities or the PCI Activities would not result in the Purchaser's being in violation of the MFJ, the Company will, upon written notice from the Purchaser, acquire (or cause a wholly-owned subsidiary to acquire), for fair value determined on an arm's-length basis, the fairness of which from a financial point of view shall be evidenced by the opinion of an investment bank reasonably satisfactory to the Company, NAI and the Purchaser, (i) all of the capital stock of Transco not then owned by the Company and its subsidiaries, or (ii) specific Identified Activities or PCI Activities identified in writing by the Purchaser, as determined by the Purchaser; provided that the Company shall be entitled to defer, for a reasonable period of time, any such acquisition if the Company determines in good faith, and so notifies the Purchaser in writing, that consummating such acquisition at such time would be detrimental to the Company's best interests.

            (f) If the Company fails or is unable to implement the Divestment Action within the period set forth in (d) above, then the Purchaser, at its option, by written notice to the Company, shall have the right to elect to do one or more of the following: (i) exercise the Put Right with respect to all or part of the Subject Stock at the Divestment Price (as defined below); (ii) require the Company to promptly register all or part of the Subject Stock in a Registered Offering; and/or (iii) sell all or part of the Subject Stock privately in a Private Sale. If the Purchaser is entitled to receive the Divestment Price under this paragraph 25(f) and elects to dispose of the Preferred Stock or any portion thereof either in a Registered Offering or a Private Sale, the Company agrees to pay to the Purchaser the amount, if any, by which the gross proceeds to the Purchaser, after deducting underwriting commissions and discounts or agency fees, realized in such disposition is less than the aggregate Divestment Price that would have been payable to the Purchaser by the Company had the Purchaser elected to require the Company to purchase such Preferred Stock under this paragraph 25(f); provided, however, that the Company
                             --------  -------
       shall not be obligated to make any such payment in any instance in which the Purchaser rejects the Company's written request, if such a request is made by the Company by written notice to the Purchaser within 5 Business Days of receipt by the Company of the Purchaser's notice pursuant to this paragraph 25(f) (and which the Company shall be entitled to make in its discretion), to purchase such Preferred Stock from the Purchaser at the Divestment Price, which right the Purchaser shall have in its discretion. The Purchaser's rights under this paragraph 25 shall be enforceable by any Affiliate to which it has transferred Subject Stock. For purposes of this paragraph 25, the "Divestment Price" shall mean (A) with respect to Preferred
        ----------------
       Stock, the Aggregate Liquidation Preference plus accrued and
                                                   ----
       unpaid dividends through the date of such purchase (whether or not earned or declared), plus an amount equal to a 7%
                                   ----
       annual compounded rate of return on the Aggregate Liquidation Preference from the date of Closing to the date of purchase by the Company, and (B) with respect to Class B Common Stock, the price per share equal to 100% of the Trading Price for the 20 trading days immediately prior to the date of purchase by the Company.

            (g) Notwithstanding any other provision of this Agreement, the remedy provided in (f) above is in addition to any and all other remedies that may be available to the Purchaser, at law or in equity, including, without limitation, the right to seek damages, unless it is determined by the arbitration provided for in paragraph 15 that the Company and its Affiliates shall have acted reasonably in failing to implement the Divestment Action as set forth in (d) above, in which event such remedy in (f) above shall be the exclusive remedy available to the Purchaser. In the event that the Purchaser is entitled to seek damages as provided above in this paragraph 25(g), such damages shall be offset by an amount equal to the 7% annual compounded rate of return on the Aggregate Liquidation Preference included in the Divestment Price if (but only if) the Divestment Price both was determined by reference to Preferred Stock and already has been paid to the Purchaser."

            (h) ANNEX II of the Agreement is amended by deleting the second sentence of the first paragraph, which currently reads "In addition, at any time that the Purchaser shall have the right to require the Company to purchase shares of Preferred Stock and Class B Common Stock pursuant to paragraph 24(g) of the Agreement, the Purchaser shall have the right to make a request to register under the 1933 Act any or all of such shares of Preferred Stock and Class B

       Common Stock (the "Paragraph 24(g) Stock")", and by
                          ---------------------
       replacing it with the following:

                 "In addition, at any time that the Purchaser shall
            have the right to require the Company to purchase shares of Preferred Stock and Class B Common Stock pursuant to paragraph 24(g) and/or paragraph 25(f) of the Agreement, the Purchaser shall have the right to make a request to register under the 1933 Act any or all of such shares of Preferred Stock and Class B Common Stock (in the case of either paragraph 24(g) or paragraph 25(f), the "Paragraph 24(g) Stock")".
                                  ---------------------

            (i) Paragraph 25 is deleted in its entirety and is hereby replaced with the following new paragraph 26:

                 "The Company agrees that, for so long as the
            Purchaser and its Affiliates Beneficially Own all of the outstanding Preferred Stock, the Company shall not amend, alter or repeal any of the provisions of the Certificate of Designation without the consent of the Purchaser."

            (j) The Agreement is amended to change current paragraph number "26" to "27".

            (k) The Agreement is hereby amended to add thereto as "Annex III" the attached forms of the certificate of incorporation, by-laws and certificate of designation of Transco.

       2. This Amendment Agreement may be executed in multiple counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument.

       3. This amendment to the Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in that state.

                                     Very truly yours,

                                     VIACOM INC.


                                     By:_______________________

  Accepted and agreed on
  the date written above:

  NYNEX CORPORATION


  By:_________________